EXHIBIT 21.1

LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1.	CareTrust GP, LLC**
2.	CTR Partnership, L.P.**
3.	CareTrust Capital Corp.**
4.	18th Place Health Holdings LLC
5.	49th Street Health Holdings LLC
6.	4th Street Holdings LLC
7.	51st Avenue Health Holdings LLC
8.	Anson Health Holdings LLC
9.	Arapahoe Health Holdings LLC
10.	Arrow Tree Health Holdings LLC
11.	Avenue N Holdings LLC
12.	Big Sioux River Health Holdings LLC
13.	Boardwalk Health Holdings LLC
14.	Bogardus Health Holdings LLC
15.	Burley Healthcare Holdings LLC
16.	Casa Linda Retirement LLC
17.	Cedar Avenue Holdings LLC
18.	Cherry Health Holdings LLC
19.	CM Health Holdings LLC
20.	Cottonwood Health Holdings LLC
21.	Dallas Independence LLC
22.	Dixie Health Holdings LLC
23.	Emmett Healthcare Holdings LLC
24.	Ensign Bellflower LLC
25.	Ensign Highland LLC
26.	Ensign Southland LLC
27.	Everglades Health Holdings LLC
28.	Expo Park Health Holdings LLC
29.	Expressway Health Holdings LLC
30.	Falls City Health Holdings LLC
31.	Fifth East Holdings LLC
32.	Fig Street Health Holdings LLC
33.	Flamingo Health Holdings LLC
34.	Fort Street Health Holdings LLC
35.	Gazebo Park Health Holdings LLC
36.	Gillette Park Health Holdings LLC
37.	Golfview Holdings LLC
38.	Granada Investments LLC
39.	Guadalupe Health Holdings LLC
40.	Hillendahl Health Holdings LLC
41.	Hillview Health Holdings LLC
42.	Irving Health Holdings LLC
43.	Ives Health Holdings LLC
44.	Jefferson Ralston Holdings LLC
45.	Jordan Health Properties LLC
46.	Josey Ranch Healthcare Holdings LLC
47.	Kings Court Health Holdings LLC
48.	Lafayette Health Holdings LLC
49.	Lemon River Holdings LLC

50.	Lockwood Health Holdings LLC
51.	Long Beach Health Associates LLC
52.	Lowell Health Holdings LLC
53.	Lowell Lake Health Holdings LLC
54.	Lufkin Health Holdings LLC
55.	Meadowbrook Health Associates LLC
56.	Memorial Health Holdings LLC
57.	Mesquite Health Holdings LLC
58.	Mission CCRC LLC
59.	Moenium Holdings LLC
60.	Mountainview Communitycare LLC
61.	Northshore Healthcare Holdings LLC
62.	Oleson Park Health Holdings LLC
63.	Orem Health Holdings LLC
64.	Paredes Health Holdings LLC
65.	Plaza Health Holdings LLC
66.	Polk Health Holdings LLC
67.	Prairie Health Holdings LLC
68.	Price Health Holdings LLC
69.	Queen City Health Holdings LLC
70.	Queensway Health Holdings LLC
71.	RB Heights Health Holdings LLC
72.	Regal Road Health Holdings LLC
73.	Renee Avenue Health Holdings LLC
74.	Rillito Holdings LLC
75.	Rio Grande Health Holdings LLC
76.	Salmon River Health Holdings LLC
77.	Salt Lake Independence LLC
78.	San Corrine Health Holdings LLC
79.	Saratoga Health Holdings LLC
80.	Silver Lake Health Holdings LLC
81.	Silverada Health Holdings LLC
82.	Sky Holdings AZ LLC
83.	Snohomish Health Holdings LLC
84.	South Dora Health Holdings LLC
85.	Stillhouse Health Holdings LLC
86.	Temple Health Holdings LLC
87.	Tenth East Holdings LLC
88.	Terrace Holdings AZ LLC
89.	Trinity Mill Holdings LLC
90.	Trousdale Health Holdings LLC
91.	Tulalip Bay Health Holdings LLC
92.	Valley Health Holdings LLC
93.	Verde Villa Holdings LLC
94.	Wayne Health Holdings LLC
95.	Willits Health Holdings LLC
96.	Willows Health Holdings LLC
97.	Wisteria Health Holdings LLC
98.	CTR Arvada Preferred, LLC**

*	Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.
**	Formed or incorporated in Delaware.